Exhibit 99.1

Valeant Pharmaceuticals International, Inc. Agrees to Acquire Obagi Medical Products, Inc. For

$19.75 per Share in Cash

LONG BEACH, Calif — (Business Wire) — March 20, 2013 — Obagi Medical Products, Inc (NASDAQ: OMPI) (the “Company” or “Obagi”) today announced that it entered into a definitive merger agreement with Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) (“Valeant”) under which Valeant will acquire all of the outstanding common stock of Obagi for $19.75 per share in cash. The transaction, which values Obagi common stock at approximately $360 million, was unanimously approved by the Obagi Board of Directors. The $19.75 per share price represents a 42% premium to Obagi’s closing share price on Thursday, March 14, 2013, the last trading day prior to the disclosure of its fourth quarter and full year 2012 earnings, and a 40% premium to the thirty day prior stock price.

Albert Hummel, Obagi’s President and Chief Executive Officer said, “Our Board of Directors has determined that this all cash offer is in the best interest of our stockholders and validates both the hard work from our employees and our brand’s unique leadership position within the market. We look forward to being part of the Valeant family of companies.”

Under the terms of the merger agreement, Valeant will commence a tender offer for all of the outstanding shares of common stock of Obagi. The Obagi Board of Directors recommends that Obagi stockholders tender their shares in accordance with the terms of the merger agreement.

Both parties expect the transaction to be completed in the second quarter 2013, subject to customary terms and conditions, including the tender of a majority of Obagi’s outstanding shares of common stock and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The merger agreement provides for the parties to effect a merger following the completion of the tender offer, which will result in all shares of common stock not tendered in the tender offer being converted into the right to receive $19.75 per share in cash.

Morgan Stanley is acting as exclusive financial adviser for Obagi. Jenner & Block LLP is providing legal counsel to Obagi.

About Obagi Medical Products, Inc.

Obagi Medical Products is a specialty pharmaceutical company that develops, markets and sells, and is a leading provider of, proprietary topical aesthetic and therapeutic prescription-strength skin care systems in the physician-dispensed market. Using its Penetrating Therapeutics™ technologies, Obagi Medical’s products are designed to improve penetration of agents across the skin barrier for common and visible skin conditions in adult skin including premature aging, photodamage, hyperpigmentation (irregular or patchy discoloration of the skin), acne, sun damage, rosacea, and soft tissue deficits, such as fine lines and wrinkles. Obagi Medical’s portfolio, which includes cosmetic, over-the-counter and prescription products, including 4% hydroquinone, is sold and promoted only through physician offices and requires education by a physician on proper use. The history of Obagi’s skin care product introductions is as follows: Obagi Nu-Derm®, Obagi-C® Rx (a prescription-strength vitamin C and hydroquinone system), Obagi® Professional-C (a line of highly stable vitamin C serums), Obagi Condition & Enhance® for use with cosmetic procedures to enhance patient outcomes and satisfaction, ObagiELASTIderm® Eye Products and ObagiCLENZIderm® M.D. acne therapeutic systems, a formulation of ObagiCLENZIderm M.D. Systems for normal to dry skin, and ObagiELASTIderm Décolletage System, ObagiRosaclear® System, ObagiELASTILash® Eyelash Solution, Obagi Blue Peel RADIANCE®, Nu-Derm® Sun Shield SPF 50 and Obagi Hydrate™. Visit www.obagi.com for information.

Penetrating Therapeutics and Obagi Hydrate are trademarks, and Obagi, the Obagi logo, Blue Peel RADIANCE, Condition & Enhance, ELASTIderm, ELASTILash, Nu-Derm, Obagi-C, ObagiCLENZIderm and Rosaclear are registered trademarks, of Obagi Medical Products, Inc. and/or its affiliates in the United States and certain other countries.

Notice to Investors

The tender offer described in this press release has not yet commenced. This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. At the time the tender offer is commenced, Odysseus Acquisition Corp., a wholly-owned subsidiary of Valeant, will file a tender offer statement, including the offer to purchase, letter of transmittal and related documents on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement with respect to the tender offer on Schedule 14D-9. Investors and stockholders of the Company are strongly urged to read both the tender offer statement (including the offer to purchase, letter of transmittal, and related documents) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Valeant files with the SEC will be made available to all stockholders of the Company free of charge at www.valeant.com . The solicitation/recommendation statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.obagi.com.

Forward-Looking Statements

This communication may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions, circumstances or the future financial performance of the Company. Often, but not always, forward-looking statements can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements.

Such risks and uncertainties include: the risk that not all conditions of the tender offer, the merger or the related transactions will be satisfied or waived, the completion of the merger with Valeant taking longer than expected, the current condition of, and potential further deterioration in, the global economy, intense competition our products face and will face in the future, the level of market acceptance of our products, our ability to successfully implement our new online pharmacy e-Commerce sales and fulfillment strategy, the possibility that our products could be rendered obsolete by technological or medical advances, the possibility that we may become involved in intellectual property claims and litigation that could adversely affect the profitability of or our ability to sell our products or on our results of operations, the possibility that our products may cause undesirable side effects and the fact that our ability to commercially distribute our products may be significantly harmed if the state or federal regulatory environment governing our products changes, and uncertainties associated with any aspect of the transactions, including uncertainties relating to the anticipated timing of filings and approvals relating to the transactions, the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transactions, the expected timing of completion of the transactions, the satisfaction of the conditions to the consummation of the transactions and the ability to complete the transactions. A more detailed discussion of certain of these and other factors that could affect results is contained in our filings with the SEC.

Many of these risks and uncertainties relate to factors that are beyond the Company’s ability to control or estimate precisely, and any or all of the Company’s forward-looking statements may turn out to be wrong. The Company cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to unduly rely on these forward-looking statements. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company following the completion of the transactions unless otherwise stated. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Source: Obaji Medical Products, Inc.

Obagi Medical Products, Inc.

Preston Romm CFO, EVP of Finance, Operations and Administration

562-628-1007

or

Mark Taylor

SVP, Corporate Development and Investor Relations

562-256-3020